EXHIBIT 10.167

                                    AGREEMENT

         This AGREEMENT (this "Agreement") is entered into as of this 30th day of April, 1999 by and among Catalina Lighting, Inc. (the "Company"), on the one hand, and David M. Moss ("Moss") and DMM Investments Ltd., a Florida limited partnership ("DMM"), on the other hand.

         WHEREAS, the Company has distributed definitive proxy materials (the "Company Proxy Materials") in respect of its 1999 Annual Meeting of Stockholders (the "Annual Meeting") currently scheduled to be held on May 10, 1999;

         WHEREAS, DMM has filed preliminary proxy materials (the "Moss Proxy Materials") with respect to his proposal to nominate two individuals to stand for election at the Annual Meeting in opposition to the management slate; and

         WHEREAS, the Company and Moss wish to enter into a settlement on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Company and Moss agree as follows:

         1. Before the opening of the stock markets on Monday, May 3, 1999, the Company shall issue a press release in the form attached hereto as Exhibit A and Moss shall issue a press release in the form attached hereto as Exhibit B.

         2. Moss and DMM each agree that they (a) shall not, directly or indirectly, and shall use their best efforts to cause each "participant" (as such term is used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) not to, solicit any proxies or participate in any "solicitation" of any "proxy" (as such terms are defined in Rule 14a-1 under the Exchange Act, and including without limitation any revocations of proxies granted to the Company) with respect to matters to be presented at the Annual Meeting, and shall not become a "participant" in any election contest relating to the Annual Meeting, (b) shall promptly terminate all agreements and understandings relating to the solicitation by Moss and DMM described in the Moss Proxy Statement, and (c) shall not take any other actions inconsistent with the matters contemplated hereby. As soon as possible on Monday, May 3, 1999, Moss will take such steps as are necessary and appropriate to withdraw the Moss Proxy Materials.

         3. Immediately following the Annual Meeting, the Company will expand the size of its Board of Directors and cause Roy D. Oppenheim to be named as a director of the Company.

         4. Within two (2) business days after the execution and delivery of this Agreement, the Company shall wire transfer to an account designated by Milbank, Tweed, Hadley & McCloy LLP the amount of $100,000 in full reimbursement of Moss' expenses incurred in connection with the preparation of the Moss Proxy Materials and related matters.


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         5. DMM and Moss each hereby releases, discharges and acquits the
Company, and its officers, directors, agents, representatives and each participant named in the Company Proxy Statement from any and all claims, grievances, demands, charges, liabilities, obligations, actions, causes of action, damages, costs, losses of services, expenses and compensation of any nature whatsoever existing on the date hereof, whether based on tort, contract or other theory of recovery, on account of or in any way growing out of or related to the Annual Meeting or the Company Proxy Statement, provided that this release shall not prevent Moss and/or DMM from challenging the use of the proxy referenced in a letter dated April 29, 1999 from Lawrence Lederman to Ronald O. Mueller, with respect to any meeting of stockholders occurring after the Company's 1999 Annual Meeting.

         6. The Company hereby releases, discharges and acquits Moss and DMM and each participant named in the Moss Proxy Statement from any and all claims, grievances, demands, charges, liabilities, obligations, actions, causes of action, damages, costs, losses of services, expenses and compensation of any nature whatsoever existing on the date hereof, whether based on tort, contract or other theory of recovery, on account of or in any way growing out of or related to the Annual Meeting or the Moss Proxy Statement.

         7. During the period commencing on the date hereof and ending on December 31, 1999 (the "Standstill Period"), DMM and Moss each:

         A. shall cause all shares of capital stock of the Company which they have the right to vote generally in the election of directors, including, without limitation, shares of Common Stock (collectively, the "Voting Stock"), that are beneficially owned (within the meaning of Regulation 13D and Rules 13d-3 and 13d-5 under the Exchange Act) by such Party to be present, in person or by proxy, at all meetings of the shareholders of the Company so that all such shares may be counted for the purpose of determining if a quorum is present at such meetings and (ii) to be voted in favor of persons nominated and recommended by the Board of Directors of the Company in the election of directors for the Annual Meeting;

         B. shall not, directly or indirectly, solicit any proxies or consents with respect to Voting Stock or in any way participate in any "solicitation" of any "proxy" with respect to shares of Voting Stock (as such terms are defined in Rule 14a-1 under the Exchange Act) or become a "participant" in any election contest with respect to the Company (as such term is used in Rule 14a-11 under the Exchange Act) or request or induce or attempt to induce any other person to take any such actions or attempt to advise, counsel or otherwise influence in any way any person with respect to the voting of Voting Stock;

         C. shall not make any proposal (including any proposal pursuant to Rule 14a-8 under the Exchange Act) or bring any business before any meeting of the shareholders of the Company; and

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         D. shall not (i) seek election to, nor seek to place a representative on the Board of Directors of the Company, or (ii) seek the removal of any member of the Board of Directors.

         8. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the principles of conflict of laws thereof.

         9. This Agreement may be executed in one or more counterparts by each of the parties hereto (or by his or her attorney-in-fact), each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument.

         10. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         11. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

         12. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other person.

         13. Each of the parties hereto agrees that money damages would not be a sufficient remedy for any breach of this Agreement by any party hereto and that any party hereto shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

CATALINA LIGHTING, INC.                            DAVID M. MOSS

By:                                                By:
   --------------------------------------             --------------------------
Name:  Robert Hersh
Title: Chairman, Chief Executive Officer
       and President

                                                   DMM INVESTMENTS LTD.
                                                   By DMM INVESTMENTS, INC.
                                                      Its General Partner

                                                   By:
                                                      --------------------------
                                                        Name:  David M. Moss
                                                        Title: President

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